Exhibit 4.1

Execution Version

CONCHO RESOURCES INC.,

as Issuer,

COG ACREAGE LP,

COG HOLDINGS LLC,

COG OPERATING LLC,

COG PRODUCTION LLC,

COG REALTY LLC,

CONCHO OIL & GAS LLC,

DELAWARE RIVER SWD LLC,

QUAIL RANCH LLC

MONGOOSE MINERALS LLC,

RSP PERMIAN, INC.

and

RSP PERMIAN, L.L.C.

as Subsidiary Guarantors,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

SEVENTEENTH SUPPLEMENTAL INDENTURE

dated as of August 24, 2020

to Senior Indenture

dated as of September 18, 2009

$500,000,000 of 2.400% Senior Notes due 2031

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	709
	(a)(2)	709
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	708
	(b)	710
311	(a)	713
	(b)	713
312	(a)	801
	(a)	802
	(b)	802
	(c)	802
313	(a)	803
	(b)	803
	(c)	803
	(d)	803
314	(a)	804
	(a)(4)	1104
	(b)	N.A.
	(c)(1)	202
	(c)(2)	202
	(c)(3)	N.A.
	(d)	N.A.
	(e)	202
315	(a)	701; 703
	(b)	702
	(c)	701
	(d)	701
	(e)	614
316	(a)	201
316	(a)(1)(A)	602
	(a)(1)(A)	612
	(a)(1)(B)	613
	(a)(2)	N.A.
	(b)	608
	(c)	204
317	(a)(1)	603
	(a)(2)	604
	(b)	1103
318	(a)	207

N.A. means Not Applicable

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Supplemental Indenture.

i

Section 702. Notice of Defaults	41

Section 703. Certain Rights of Trustee	41

Section 704. Not Responsible for Recitals or Issuance of Notes	43

Section 705. May Hold Notes	43

Section 706. Money Held in Trust	43

Section 707. Compensation and Reimbursement	43

Section 708. Conflicting Interests	45

Section 709. Corporate Trustee Required; Eligibility	45

Section 710. Resignation and Removal; Appointment of Successor	45

Section 711. Acceptance of Appointment by Successor	46

Section 712. Merger, Conversion, Consolidation or Succession to Business	47

Section 713. Preferential Collection of Claims Against Company	47

Section 714. Appointment of Authenticating Agent	47

ARTICLE EIGHT

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 801. Company to Furnish Trustee Names and Addresses of Holders	49

Section 802. Preservation of Information; Communications to Holders	49

Section 803. Reports by Trustee	49

Section 804. Reports by Company	49

ARTICLE NINE

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 901. Company May Consolidate, Etc., Only on Certain Terms	51

Section 902. Successor Substituted	51

ARTICLE TEN

SUPPLEMENTAL INDENTURES

Section 1001. Supplemental Indentures Without Consent of Holders	52

Section 1002. Supplemental Indentures With Consent of Holders	53

Section 1003. Execution of Supplemental Indentures	54

Section 1004. Effect of Supplemental Indentures	54

Section 1005. Conformity with Trust Indenture Act	54

Section 1006. Reference in Notes to Supplemental Indentures	54

ARTICLE ELEVEN

COVENANTS

Section 1101. Payment of Principal, Premium and Interest	54

Section 1102. Maintenance of Office or Agency	55

Section 1103. Money for Notes Payments to Be Held in Trust	55

Section 1104. Annual Compliance Certificate; Statement by Officers as to Default	56

Section 1105. Existence	57

Section 1106. Payment of Taxes	57

Section 1107. Purchase of Notes Upon a Change of Control	57

Section 1108. Limitation on Liens	60

Section 1109. Future Subsidiary Guarantors	60

ARTICLE TWELVE

REDEMPTION OF NOTES

Section 1201. Applicability of Article	60

Section 1202. Election to Redeem; Notice to Trustee	60

Section 1203. Optional Redemption	61

Section 1204. Selection by Trustee of Notes to Be Redeemed	61

Section 1205. Notice of Redemption	61

Section 1206. Deposit of Redemption Price	63

Section 1207. Notes Payable on Redemption Date	63

Section 1208. Notes Redeemed in Part	63

ARTICLE THIRTEEN

[INTENTIONALLY DELETED]

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

Section 1401. Company’s Option to Effect Defeasance or Covenant Defeasance	64

Section 1402. Defeasance and Discharge	64

Section 1403. Covenant Defeasance	64

Section 1404. Conditions to Defeasance or Covenant Defeasance	65

Section 1405. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	66

Section 1406. Reinstatement	67

ARTICLE FIFTEEN

[INTENTIONALLY DELETED]

ARTICLE SIXTEEN

SUBSIDIARY GUARANTEES

Section 1601. Unconditional Guarantee	67

Section 1602. Execution and Delivery of Notation of Subsidiary Guarantee	69

Section 1603. Limitation on Subsidiary Guarantors’ Liability	69

Section 1604. Release of Subsidiary Guarantors from Guarantee	70

Section 1605. Subsidiary Guarantor Contribution	70

ANNEX A

[Form of Face of Note]	A-1

ANNEX B

NOTATION OF SUBSIDIARY GUARANTEE	B-1

ANNEX C

FORM OF SUPPLEMENTAL INDENTURE	C-1

v

THIS SEVENTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 24, 2020, is among Concho Resources Inc., a Delaware corporation (herein called the “Company”), having its principal office at One Concho Center, 600 W. Illinois Avenue, Midland, Texas 79701, and COG Acreage LP, a Texas limited partnership, COG Holdings LLC, a Texas limited liability company, COG Operating LLC, a Delaware limited liability company, COG Production LLC, a Texas limited liability company, COG Realty LLC, a Texas limited liability company, Concho Oil & Gas LLC, a Texas limited liability company, Delaware River SWD LLC, a Texas limited liability company, Quail Ranch LLC, a Texas limited liability company, Mongoose Minerals LLC, a Delaware limited liability company, RSP Permian, Inc., a Delaware corporation, and RSP Permian, L.L.C., a Delaware limited liability company (together, the “Subsidiary Guarantors”), and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”) under the indenture, dated as of September 18, 2009, among the Company, the Subsidiary Guarantors and the Trustee (the “Base Indenture” and, as amended and supplemented by this Supplemental Indenture, in respect of the Notes, the “Indenture”).

RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

The Company and the Subsidiary Guarantors have duly authorized, executed and delivered the Base Indenture to provide for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series, and the Guarantee by each of the Subsidiary Guarantors of the Securities, as the Base Indenture provides.

Section 901(7) of the Base Indenture provides, among other things, that the Company, the Subsidiary Guarantors and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to establish the form or terms of any Security as permitted by Sections 201 and 301 of the Base Indenture.

The Company, certain of the Subsidiary Guarantors and the Trustee have entered into (i) a First Supplemental Indenture dated as of September 18, 2009 to establish the form and terms of the initial series of Securities, designated as the 8.625% Senior Notes due 2017 in an aggregate principal amount of $350,000,000, (ii) a Second Supplemental Indenture dated as of November 3, 2010 to add two additional Subsidiaries of the Company, Concho Oil & Gas LLC and COG Holdings LLC, as Subsidiary Guarantors of the 8.625% Senior Notes due 2017, (iii) a Third Supplemental Indenture dated as of December 14, 2010 to establish the form and terms of the 7.0% Senior Notes due 2021 in an aggregate principal amount of $600,000,000, (iv) a Fourth Supplemental Indenture dated as of May 23, 2011 to establish the form and terms of the 6.5% Senior Notes due 2022 in an aggregate principal amount of $600,000,000, (v) a Fifth Supplemental Indenture dated as of December 12, 2011 to add three additional Subsidiaries of the Company, COG Acreage LP, COG Production LLC and Delaware River SWD LLC, as Subsidiary Guarantors of the 8.625% Senior Notes due 2017, the 7.0% Senior Notes due 2021 and the 6.5% Senior Notes due 2022, (vi) a Sixth Supplemental Indenture dated as of March 12, 2012 to establish the form and terms of the 5.5% Senior Notes due 2022 in an aggregate principal amount of $600,000,000, (vii) a Seventh Supplemental Indenture dated as of August 17, 2012 to establish the form and terms of the 5.5% Senior Notes due 2023 in an aggregate principal amount of $700,000,000, (viii) an Eighth Supplemental Indenture dated as of June 3,

2013 to amend the terms of the 8.625% Senior Notes due 2017, (ix) a Ninth Supplemental Indenture dated as of October 11, 2016 to add one additional Subsidiary of the Company as a Subsidiary Guarantor of the 6.5% Senior Notes due 2022, the 5.5% Senior Notes due 2022 and the 5.5% Senior Notes due 2023, (x) a Tenth Supplemental Indenture dated as of December 28, 2016 to establish the form and terms of the 4.375% Senior Notes due 2025 in an aggregate principal amount of $600,000,000, (xi) an Eleventh Supplemental Indenture dated as of January 25, 2017 to add one additional Subsidiary of the Company, Mongoose Minerals LLC, as a Subsidiary Guarantor of the 5.5% Senior Notes due 2022, the 5.5% Senior Notes due 2023 and the 4.375% Senior Notes due 2025, (xii) a Twelfth Supplemental Indenture dated as of September 26, 2017 to establish the form and terms of the 3.750% Senior Notes due 2027 in an aggregate principal amount of $1,000,000,000, (xiii) a Thirteenth Supplemental Indenture dated as of September 26, 2017 to establish the form and terms of the 4.875% Senior Notes due 2047 in an aggregate principal amount of $800,000,000, (xiv) a Fourteenth Supplemental Indenture dated as of July 2, 2018 to establish the form and terms of the 4.300% Senior Notes due 2028 in an aggregate principal amount of $1,000,000,000, (xv) a Fifteenth Supplemental Indenture dated as of July 2, 2018 to establish the form and terms of the 4.850% Senior Notes due 2048 in an aggregate principal amount of $600,000,000, and (xvi) a Sixteenth Supplemental Indenture dated as of August 14, 2018 to add two additional Subsidiaries of the Company as Subsidiary Guarantors of the 4.375% Senior Notes due 2025, 3.750% Senior Notes due 2027, the 4.875% Senior Notes due 2047, the 4.300% Senior Notes due 2028 and the 4.850% Senior Notes due 2048.

Pursuant to Sections 201 and 301 of the Base Indenture, the Company desires to execute this Supplemental Indenture to establish the form and terms, and to provide for the issuance, of a series of senior notes designated as 2.400% Senior Notes due 2031 in an aggregate principal amount of $500,000,000 (the “Initial Notes”).

From time to time subsequent to the Issue Date, the Company may, if permitted to do so pursuant to the terms of the Indenture, the Initial Notes and the terms of its other indebtedness existing on such future date, issue additional senior notes of the same series as the Initial Notes in accordance with this Supplemental Indenture (the “Additional Notes” and, together with the Initial Notes, the “Notes”), pursuant to this Supplemental Indenture.

The Company and the Subsidiary Guarantors are members of the same consolidated group of companies. The Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Securities. Accordingly, each Subsidiary Guarantor has duly authorized the execution and delivery of this Supplemental Indenture to provide for its full, unconditional and joint and several Guarantee of the Notes to the extent provided in or pursuant to the Indenture.

This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and all things necessary have been done to make the Subsidiary Guarantees thereof, when the Notes have been executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Subsidiary Guarantors. All things necessary to make this Supplemental Indenture a valid agreement of each of the Company and the Subsidiary Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

APPLICATION OF SUPPLEMENTAL INDENTURE

AND CREATION OF THE INITIAL NOTES

Section 101. Application of This Supplemental Indenture.

Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including as provided in Section 102 below, are expressly and solely for the benefit of the Holders of the Notes and the Subsidiary Guarantees and shall not apply to any other series of Securities that may be issued hereafter under the Base Indenture. The Notes constitute a series of Securities (as defined in the Base Indenture) as provided in Section 301 of the Base Indenture. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document.

Section 102. Effect of Supplemental Indenture.

With respect to the Notes (and any notation of Subsidiary Guarantee endorsed thereon) only, the Base Indenture shall be supplemented and amended pursuant to Section 901 thereof to establish the form and terms of the Notes (and any notation of Subsidiary Guarantee endorsed thereon) as set forth in this Supplemental Indenture, including as follows:

(a)

Definitions. The definitions and other provisions of general application set forth in Section 101 of the Base Indenture are deleted and replaced in their entirety by the provisions of Section 201 of this Supplemental Indenture;

(b)

Provisions of General Application and Security Forms. Sections 102 through 114 and Article Two of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Two (other than Section 201 of this Supplemental Indenture) and Article Three, respectively, of this Supplemental Indenture;

(c)	Transfer and Exchange. The provisions of Article Three of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Four of this Supplemental Indenture;

(d)	Satisfaction and Discharge. The provisions of Article Four of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Five of this Supplemental Indenture;

(e)	Remedies. The provisions of Article Five of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Six of this Supplemental Indenture;

(f)	The Trustee. The provisions of Article Six of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Seven of this Supplemental Indenture;

(g)	Holders’ Lists and Reports by Trustee and Company. The provisions of Article Seven of the Base Indenture are deleted and replaced in their entirety by Article Eight of this Supplemental Indenture;

(h)

Consolidation, Merger, Sale of Assets. The provisions of Article Eight of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Nine of this Supplemental Indenture;

(i)	Supplemental Indentures. The provisions of Article Nine of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Ten of this Supplemental Indenture;

(j)	Covenants. The provisions of Article Ten of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Eleven of this Supplemental Indenture;

(k)	Redemption. The provisions of Article Eleven of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Twelve of this Supplemental Indenture;

(l)	Subsidiary Guarantee. The provisions of Article Thirteen of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Sixteen of this Supplemental Indenture;

(m)

Defeasance and Covenant Defeasance. The provisions of Article Fifteen of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Fourteen of this Supplemental Indenture; and

(n)	Sinking Fund. The provisions of Article Sixteen of the Base Indenture are deleted in their entirety.

Articles Thirteen and Fifteen of this Supplemental Indenture are intentionally omitted.

To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (a) through (n) above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, solely with respect to the Notes (and any notation of Subsidiary Guarantee endorsed thereon).

ARTICLE TWO

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 201. Definitions.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, or the Securities Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and references to any Statement of Financial Accounting Standards shall be deemed to include the successor statement or rule adopted by the Financial Accounting Standards Board as part of its Accounting Standards Codification;

(4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Supplemental Indenture; and

(5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 204.

“Adjusted Consolidated Net Tangible Assets” of the Company means (without duplication), as of the date of determination, the remainder of:

(a) the sum of: (i) discounted future net revenues from proved oil and gas reserves of the Company and its Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year-end reserve report, and (B) estimated proved oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions (including the impact to proved reserves and future net revenues from estimated development costs incurred and the accretion of discount since such year end), and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves produced or disposed of since such year end, and (D) estimated proved oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines, in the case of clauses (A) through (D) utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year-end; provided, however, that in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s petroleum engineers; (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements; (iii) the Net Working Capital of the Company and its Subsidiaries on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and (iv) the greater of (A) the net book value of other tangible assets of the Company and its Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and (B) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements; provided, that, if no such appraisal has been performed the Company shall not be required to obtain such an appraisal and only clause (iv)(A) of this definition shall apply; minus

(b) the sum of: (i) Minority Interests; (ii) any net gas balancing liabilities of the Company and its Subsidiaries reflected in the Company’s latest annual or quarterly balance sheet (to the extent not deducted in calculating Net Working Capital of the Company in accordance with clause (a)(iii) above of this definition); (iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (but utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year-end), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and (iv) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar- Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the successful efforts method of accounting to the full cost or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the successful efforts method of accounting.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 714 to act on behalf of the Trustee to authenticate Notes.

“Base Indenture” has the meaning specified in the initial paragraph of this Supplemental Indenture.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall not be deemed to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means, as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof or as to any Person that is not a corporation, the board of managers or such other individual or group serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or the location of the Corporate Trust Office are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, units, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause (1), such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by a parent entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such parent entity);

(2) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(3) the adoption by the shareholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the preceding, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by the Company solely for the purpose of changing the legal structure of the Company. In addition, notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (1) above if (i) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii) (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction, or (B) (1) immediately following that transaction, the holders of the Company’s Voting Stock immediately prior to that transaction are the beneficial owners, directly or indirectly, of more than 50% of the Voting Stock of such holding company and (2) immediately following that transaction, no Person becomes the Beneficial Owner of Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline with respect to the Notes.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer and delivered to the Trustee.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a Stated Maturity comparable to the remaining term of the Notes to be redeemed, calculated as if the Stated Maturity date of the Notes were the Par Call Date (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable Stated Maturity to the Remaining Life of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date (a) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Corporate Trust Office” means the office of the Trustee in Jacksonville, Florida at which at any particular time its corporate trust business in relation to the Notes shall be administered, which office on the date hereof is located at 1 Independent Drive, Suite 620, Jacksonville, Florida 32202, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning specified in Section 1403.

“Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of May 9, 2014, as amended, among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders parties thereto from time to time, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Credit Facility” means, with respect to the Company or any Subsidiary, one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Agreement or any other credit or other agreement or indenture).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 407.

“Defeasance” has the meaning specified in Section 1402.

“Depositary” means, with respect to Notes issued in whole or in part in the form of one or more Global Notes, The Depository Trust Company or any other clearing agency registered under the Exchange Act that is designated to act as successor Depositary for such Notes.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Event of Default” has the meaning specified in Section 601.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Expiration Date” has the meaning specified in Section 204.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Funding Guarantor” has the meaning specified in Section 1605.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. All computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

“Global Note” means a Note that evidences all or part of the Notes and bears the legend set forth in Section 302.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or any obligation to the extent it is payable only in Capital Stock of the Subsidiary Guarantor. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means a Person in whose name a Note is registered on the Security Registrar’s books.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication, whether or not contingent):

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, including that evidenced by bonds, debentures, notes or other similar instruments; and

(2) the principal component of Indebtedness of other Persons of the kind described in the preceding clause (1) of this definition to the extent Guaranteed by such Person.

Notwithstanding the preceding, “Indebtedness” of a Person shall not include either Dollar- Denominated or Volumetric Production Payments.

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Interest Payment Date,” when used with respect to any Note, means the date that an installment of interest on such Note becomes due and payable.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Investment Grade Rating” means a rating equal to or higher than:

(1) Baa3 (or the equivalent) with a stable or better outlook by Moody’s; and

(2) BBB– (or the equivalent) with a stable or better outlook by S&P,

or, if either such entity ceases to make a rating on the Notes publicly available for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other Rating Agency.

“Issue Date” means the first date on which the Notes are issued under the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Subsidiary that are not owned by the Company or a Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Working Capital” means (a) the sum of (i) all current assets of the Company and its Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, plus (ii) the amount of revolving credit borrowings available to be incurred under the Credit Agreement, less (b) all current liabilities of the Company and its Subsidiaries, except current liabilities (i) associated with asset retirement obligations relating to oil and gas properties, (ii) included in indebtedness and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

“Notice of Default” means a written notice of the kind specified in Section 601(4).

“Obligations” has the meaning specified in Section 1601.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, one of whom must be, in the case of the Officers’ Certificate referred to in Section 1104(a), the principal executive officer, the principal financial officer or the principal accounting officer of the Company, and that meets the requirements of Section 202.

“Oil and Gas Business” means:

(1) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquefied natural gas and other Hydrocarbon and mineral properties or products produced in association with any of the foregoing;

(2) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;

(3) any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which the Company or its Subsidiaries, directly or indirectly, participate;

(4) any business relating to oil field sales and service; and

(5) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (4) of this definition.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and that meets the requirements of Section 202. The counsel may be an employee of or counsel to the Company or the Trustee.

“Outstanding,” when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

(1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company (if the Company or an Affiliate of the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Notes as to which Defeasance has been effected pursuant to Section 1402; and

(4) Notes which have been paid pursuant to Section 406 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other Act hereunder as of any date, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Par Call Date” means November 15, 2030.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Notes on behalf of the Company.

“Permitted Liens” means, with respect to any Person:

(1) Liens existing on the Issue Date (excluding any Lien described in any other clause of this definition); provided that (i) such Lien shall not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property (plus improvements, accessions, proceeds, insurance, and dividends or distributions in respect thereof) securing such Lien on the Issue Date and (ii) such Lien shall secure only those obligations that it secures on the Issue Date, and refinancings with respect thereof;

(2) Liens on property or Capital Stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien (i) may not extend to any other property owned by the Company or any Subsidiary (other than assets or property affixed or appurtenant thereto) and (ii) shall secure only those obligations that it secures on the date such Person becomes a Subsidiary, and refinancings with respect thereof;

(3) Liens on property at the time the Company or any of its Subsidiaries acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens (i) may not extend to any other assets or property owned by the Company or any Subsidiary (other than assets or property affixed or appurtenant thereto) and (ii) shall secure only those obligations that it secures on the date of such acquisition, and refinancings with respect thereof;

(4) Liens securing the Notes, Subsidiary Guarantees and other obligations under the Indenture;

(5) Liens arising under farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; and

(6) Liens in favor of the Company or any Subsidiary Guarantor.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Place of Payment,” when used with respect to the Notes, means the place or places where the principal of and any premium and interest on the Notes are payable as specified in Section 1102.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 406 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Property” means any property interest in oil and gas reserves located in the United States owned by the Company or any Restricted Subsidiary that is capable of producing oil, condensate, natural gas, natural gas liquids or other similar Hydrocarbons in paying quantities, the net book value of which property interest or interests exceeds 2.0% of Adjusted Consolidated Net Tangible Assets of the Company, except any such property interest or interests that in the opinion of the Board of Directors of the Company is not of material importance to the total Oil and Gas Business conducted by the Company and its Subsidiaries taken as a whole.

“Quotation Agent” means a Primary Treasury Dealer appointed by the Company.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, shall be selected by the Company and substituted for S&P or Moody’s, or both, as the case may be.

“Rating Decline” shall be deemed to have occurred in relation to the Notes if, on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the Notes), each of the Rating Agencies decreases its rating of the Notes by one or more gradations (including gradations within categories as well as between rating categories) to a rating that is below its rating of the Notes on the day immediately prior to the earlier of (i) the date of the first public announcement of the possibility of a proposed transaction that would result in a Change of Control or (ii) the date that the possibility of such transaction is disclosed to either of the Rating Agencies. Notwithstanding the foregoing, if the Notes have an Investment Grade Rating by each of the Rating Agencies on the day immediately prior to the earlier of (i) the date of the first public announcement of the possibility of a proposed transaction that would result in a Change of Control or (ii) the date that the possibility of such transaction is disclosed to either of the Ratings Agencies, then “Rating Decline” means a decrease in the ratings of the Notes by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies such that the rating of the Notes by each of the

Rating Agencies falls below an Investment Grade Rating no later than 30 days following public notice of the occurrence of the Change of Control (which 30-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or public announced that it is considering downgrading, the Notes.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Reference Treasury Dealer” means (i) each of BofA Securities, Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, and their respective successors, and (ii) one other primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) selected by the Company; provided, however, if any of the foregoing ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that Redemption Date.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose as contemplated by Section 401.

“Reporting Failure” means the failure of the Company to file with the SEC and make available or otherwise deliver to the Trustee and each Holder of Notes, within the time periods specified in Section 804 (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the periodic reports, information, documents or other reports which the Company may be required to file with the SEC pursuant to such provision.

“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee within the corporate trust department (or any successor unit or department) of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respective, or to whom any particular corporate trust matter is referred because of that Person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary of the Company that owns or leases, directly or indirectly through ownership of another Subsidiary, any Principal Property.

“S&P” means Standard & Poors Financial Services LLC or any successor to the rating agency business thereof.

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning stated in the first recital of the Indenture and more particularly means any Securities authenticated and delivered under the Base Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 405.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 407.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of its Voting Stock or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, that is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein or the context indicates otherwise, each reference to a Subsidiary (other than in this definition) will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of the Indenture (including any supplemental indenture thereto), and, collectively, all such Guarantees.

“Subsidiary Guarantor” means any Subsidiary of the Company that is a guarantor of the Notes, including each of the eleven Subsidiaries party to this Supplemental Indenture, and any Person that is required after the Issue Date to guarantee the Notes pursuant to Section 1109, in each case until the Subsidiary Guarantee of such Person is released pursuant to the applicable provisions of the Indenture.

“Supplemental Indenture” has the meaning set forth in the first paragraph of this instrument.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes shall mean the Trustee with respect to the Notes.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of members of such entity’s Board of Directors.

“Wholly-Owned Subsidiary” means a Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

Section 202. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take or refrain from taking any action under any provision of the Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an Officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in the Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture shall include,

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

Section 203. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under the Indenture, they may, but need not, be consolidated and form one instrument.

Section 204. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the Indenture to be given, made or taken by Holders of the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depositary) by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Subsidiary Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and conclusive in favor of the Trustee and the Company and, if applicable, the Subsidiary Guarantors, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership, principal amount and serial numbers of Notes held by any Person, and the date of commencement of such Person’s holding of same, shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of Notes and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company or, if applicable, the Subsidiary Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided or permitted by the Indenture to be given, made or taken by Holders of Notes, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 206.

The Trustee may set any day as a record date for the purpose of determining the Holders of Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 602, (iii) any request to institute proceedings referred to in Section 607(2) or (iv) any direction referred to in Section 612. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 206.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to each other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 206, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to the Notes may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 205. Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or by any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing in the English language to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(2) the Company or the Subsidiary Guarantors by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing in the English language and mailed, first-class postage prepaid, addressed to the Company at the address of its principal office specified in the first paragraph of this instrument and marked to the attention of the Chief Financial Officer or at any other address previously furnished in writing to the Trustee by the Company or the Subsidiary Guarantors.

Section 206. Notice to Holders; Waiver.

Where the Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing in the English language and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice; provided, however, that any notice given to the Holder of a Global Note shall be given in the manner prescribed by the Depositary. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. If notice is given to Holders in the manner provided in this Section 206, it is duly given, whether or not the addressee receives it. Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 207. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under the Trust Indenture Act to be a part of and govern the Indenture, the latter provision shall control. If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

Section 208. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 209. Successors and Assigns.

All covenants and agreements in the Indenture by the Company, the Subsidiary Guarantors or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 210. Separability Clause.

In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 211. Benefits of Indenture.

Nothing in the Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 212. GOVERNING LAW.

THE INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 213. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, purchase date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or of the Notes (other than a provision of any Note which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or purchase date, or at the Stated Maturity.

Section 214. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 215. No Adverse Interpretation of Other Agreements.

The Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret the Indenture.

Section 216. U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information within their possession or control as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 217. Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture, and each party hereto may sign any number of separate copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

ARTICLE THREE

NOTE FORMS

Section 301. Forms Generally.

The Notes and the Trustee’s certificate of authentication shall be in substantially the respective forms set forth in Annex A hereto, and the notations of Subsidiary Guarantee shall be in substantially the form set forth in Annex B hereto. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Notes as evidenced by their execution thereof.

The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

The Initial Notes shall be issued initially in the form of a Global Note, which shall be deposited with the Trustee, as custodian for the Depositary. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the schedule attached to such Global Note or on other records of the Trustee, acting as custodian for the Depositary.

Section 302. Form of Legend for Global Notes.

Every Global Note authenticated and delivered under the Indenture shall bear a legend in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ARTICLE FOUR

THE NOTES

Section 401. Title and Terms.

The Notes shall be entitled the “2.400% Senior Notes due 2031.” The Trustee shall authenticate the Notes to be authenticated and delivered under this Supplemental Indenture on the Issue Date in an aggregate amount equal to $500,000,000, upon delivery of a Company Order, along with an Officers’ Certificate and Opinion of Counsel. The Trustee shall authenticate Additional Notes thereafter from time to time in unlimited amount for original issue upon receipt of a Company Order, Officers’ Certificate and Opinion of Counsel; provided that if any Additional Notes are not fungible with the Initial Notes for federal income tax purposes, such Additional Notes will be issued with a separate CUSIP number. Any such Company Order shall also specify the date on which the issue of Additional Notes is to be authenticated.

The Notes will mature on February 15, 2031. Interest on the Notes will accrue at the rate of 2.400% per annum and will be payable semiannually in cash on each February 15 and August 15, commencing on February 15, 2021 in the case of the Initial Notes, to the Persons who are registered Holders of Notes at the close of business on the February 1 and August 1 immediately preceding the applicable Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding the actual Interest Payment Date.

The Notes shall be redeemable as provided in Article Twelve and subject to Defeasance and Covenant Defeasance as provided in Article Fourteen. The Notes shall have such other terms as are indicated in Annex A.

Section 402. Denominations.

The Notes shall be issuable only in fully registered form without coupons and only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 403. Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents. If its corporate seal is reproduced thereon, it shall be attested by the Secretary or an Assistant Secretary of the Company. The signature of any of these officers on the Notes may be manual or facsimile.

If the Company elects to reproduce its corporate seal on the Notes, then such seal may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Supplemental Indenture and as provided in Section 401, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, an Officers’ Certificate and Opinion of Counsel, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Annex A, signed manually in the name of the Trustee by an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 409, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of the Indenture.

Section 404. Temporary Securities.

Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under the Indenture as definitive Notes.

Section 405. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at the office of the Security Registrar, Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of like tenor and aggregate principal amount.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental taxes and fees that may be imposed by law or the Indenture in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 404, 1006, 1107 or 1208 not involving any transfer.

If the Notes are to be redeemed in part, the Company shall not be required (A) to register the transfer of or exchange any Notes during a period of 15 days before a selection of Notes for redemption under Section 1204, or (B) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Notes:

(1) Each Global Note authenticated under the Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of the Indenture.

(2) Notwithstanding any other provision in the Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof, unless (A) such Depositary (i) has notified the Company that it is no longer willing or able to discharge its responsibilities properly as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company has not appointed a qualified successor within 90 days, (B) an Event of Default has occurred and is continuing and the Depositary has notified the Company and the Trustee of its desire to exchange such Global Note for Notes in certificated form or (C) subject to the Depositary’s rules, the Company, at its option, has elected to terminate the book-entry system through the Depositary.

(3) Subject to clause (2) above, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.

(4) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section, Section 404, 406, 1006, 1107 or 1208 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

Section 406. Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 407. Payment of Interest; Interest Rights Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the

Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Notes in the manner set forth in Section 206, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note. The Trustee will have no duty whatsoever to determine whether any Defaulted Interest is payable or the amount thereof.

Section 408. Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any premium and (subject to Section 407) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Subsidiary Guarantors, the Trustee nor any of their respective agents shall be affected by notice to the contrary.

None of the Company, the Subsidiary Guarantors, the Trustee, nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 409. Cancellation.

All Notes surrendered for payment, redemption, purchase, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by the Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard provisions or as directed by a Company Order.

Section 410. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE FIVE

SATISFACTION AND DISCHARGE

Section 501. Satisfaction and Discharge of Indenture.

The Indenture shall upon Company Request cease to be of further effect as to all Notes issued hereunder, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when

(1) either

(A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 406 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1103), have been delivered to the Trustee for cancellation; or

(B) all such Notes not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor, in the case of (i), (ii) or (iii) of subclause (B), has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for such purpose cash in U.S. dollars, U.S. Government Obligations, or a combination thereof in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank or firm of independent public accountants if such deposit includes any U.S. Government Obligations, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and accrued interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company in respect of the Notes; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture in respect of the Notes have been complied with.

Notwithstanding the satisfaction and discharge of the Indenture in respect of the Notes, the obligations of the Company to the Holders under Sections 405 and 406, the obligations of the Company to the Trustee under Section 707, the obligations of the Trustee to any Authenticating Agent under Section 714 and, if cash or U.S. Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 502 and the last paragraph of Section 1103 shall survive.

Section 502. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1103, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 501 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such cash and U.S. Government Obligations (including the proceeds thereof) have been deposited with the Trustee.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 501 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

ARTICLE SIX

REMEDIES

Section 601. Events of Default.

An “Event of Default,” wherever used herein, means any one of the following events in relation to the Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of or any premium on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise; or

(3) failure by the Company to comply with its obligations under Article Nine; or

(4) failure by the Company to comply for 30 days (or 180 days in the case of a Reporting Failure) after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, with any of its obligations under Sections 1107 through 1109 of Article Eleven or Section 804 of Article Eight (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with Article Nine which is covered by clause (3) above); or

(5) failure by the Company to comply with any agreement in the Indenture (other than an agreement, default or compliance failure that is specifically dealt with in this Section 601) and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (including any Indebtedness the payment of which is Guaranteed by the Company or any of its Subsidiaries), other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (and any extensions of any grace period) (“payment default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $150.0 million or more; or

(7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Significant Subsidiary or group of Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Significant Subsidiary or group of Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or group of Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, or of any substantial part of its or their property, or ordering the winding up or liquidation of its or their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(8) (i) the commencement by the Company or a Significant Subsidiary or group of Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by it or them to the entry of a decree or order for relief in respect of the Company or a Significant Subsidiary or group of Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it or them, or (iii) the filing by it or them of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or (iv) the consent by it or them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or group of Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary or of any substantial part of its or their property, or (v) the making by it or them of an assignment for the benefit of creditors, or the admission by it or them in writing of its or their inability to pay its or their debts generally as they become due, or (vi) the taking of corporate action by the Company or a Significant Subsidiary or group of Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary in furtherance of any such action; or

(9) failure by the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $150.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect; or

(10) any Subsidiary Guarantee of a Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

Section 602. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 601(7) or 601(8)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may, and the Trustee at the request of such Holders shall, declare the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration the principal of, and premium, if any, and accrued and unpaid interest, if any, on, all of the Outstanding Notes shall become immediately due and payable. If an Event of Default specified in Section 601(7) or 601(8) occurs, the principal of, and premium, if any, and accrued and unpaid interest, if any, on, all of the Outstanding Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to the Notes has been made, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(a) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(b) the Company has paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue interest on all the Notes,

(ii) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes,

(iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor in such Notes, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(c) all Events of Default with respect to the Notes, other than the non-payment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 613.

Notwithstanding the foregoing, if an Event of Default specified in Section 601(6) above shall have occurred and be continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default has been repaid or (ii) if the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, in each case within 20 days after the declaration of acceleration with respect thereto, and (iii) any other existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 603. Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid or enforce the performance of any provision of the Notes or the Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Subsidiary Guarantors or the Company or any other obligor upon the Notes (and collect in the manner provided by law out of the property of the Subsidiary Guarantors or the Company or any other obligor upon the Notes wherever situated the moneys adjudged or decreed to be payable).

Section 604. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company, the Subsidiary Guarantors or any other obligor upon the Notes, or the property or creditors of the Company or the Subsidiary Guarantors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 707.

No provision of the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 605. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under the Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 606. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 707;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively; and

THIRD: The remainder, if any, shall be paid to the Subsidiary Guarantors or the Company, as applicable, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Section 607. Limitation on Suits.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(5) the Holders of a majority in principal amount of the Outstanding Notes have not waived such Event of Default or otherwise given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions or forbearances by a Holder affect, disturb or prejudice the rights of any other Holder, or obtain or seek to obtain priority or preference over any other Holder) or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 608. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in the Indenture, the Holder of any Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 407) interest on such Notes on the Stated Maturity expressed in such Notes (or, in the case of redemption or offer by the Company to purchase the Notes pursuant to the terms of the Indenture, on the Redemption Date or purchase date, as applicable), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 609. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 610. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 406, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 611. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 612. Control by Holders.

Subject to Section 703(5), the Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that

(1) the Trustee may refuse to follow any direction that conflicts with any rule of law or with the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to the rights of such other Holders) or would involve the Trustee in personal liability, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 613. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences or compliance with any covenant or provision hereof, except a default

(1) in the payment of the principal of or any premium or interest on the Notes (including any Note which is required to have been purchased by the Company pursuant to an offer to purchase by the Company made pursuant to the terms of the Indenture), or

(2) in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver with respect to a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 614. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

Section 615. Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SEVEN

THE TRUSTEE

Section 701. Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no implied covenants shall be read into the Indenture against the Trustee, and no provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 702. Notice of Defaults.

If a default occurs hereunder with respect to the Notes which is known to the Trustee (as set forth below), the Trustee shall give the Holders of the Notes notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 601(5) with respect to the Notes, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

The Trustee shall not be deemed to have notice or knowledge of any default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee from the Company or a Holder at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

Section 703. Certain Rights of Trustee.

Subject to the provisions of Section 701:

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form or PDF transmission) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel;

(4) the Trustee may consult with counsel of the Trustee’s choosing and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes authorized or within its rights;

(9) any action taken, or omitted to be taken, by the Trustee in good faith pursuant to the Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of the Notes shall be conclusive and binding upon all future Holders of the Notes and upon Notes executed and delivered in exchange therefore or in place thereof;

(10) the Trustee shall have no duty or obligation to monitor whether or not a Rating Decline or a Change of Control Triggering Event has occurred or give the Holders any notices with respect thereto;

(11) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether or not the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(12) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under the Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility, it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

(13) the permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein;

(14) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(15) the Trustee may request that the Company and each of the Subsidiary Guarantors shall deliver to the Trustee an Officers’ Certificate setting forth the names of individuals and/or titles of Officers of the Company and each Subsidiary Guarantor, as applicable, authorized at such time to take specified actions pursuant to this Indenture of the Company, the Notes and the Subsidiary Guarantees, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Section 704. Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein, in the Notes or any other document relating to the sale of the Notes or this Indenture, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 705. May Hold Notes.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 708 and 713, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 706. Money Held in Trust.

Money and U.S. Government Obligations held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 707. Compensation and Reimbursement.

The Company and the Subsidiary Guarantors, jointly and severally, agree:

(1) to pay to the Trustee from time to time compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Indenture (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgement;

(3) to indemnify, defend and protect the Trustee (in its individual capacity and in any trustee capacity under this Indenture and any other document or transaction entered into in connection herewith) and its agents and any authenticating agent for, and to hold them harmless for, and to hold it harmless against, any loss, liability, cost, claims or expense (including reasonable attorneys’ fees and expenses and court costs) incurred without gross negligence or willful misconduct on its part as determined by a court of competent jurisdiction in a final, non-appealable judgement, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of enforcing this Indenture against the Company or any of the Subsidiary Guarantors (including this Section 707) or defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraph (7) or (8) of Section 601 of the Indenture, such expenses and the compensation for such services are intended to constitute expenses of administration under any Insolvency or Liquidation Proceeding. For the purposes of this paragraph, “Insolvency” or “Liquidation Proceeding” means, with respect to any Person, (a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith, relative to such Person or its creditors, as such, or its assets, or (b) any liquidation, dissolution or other winding-up proceeding of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person; and

(4) to the extent that the payment of any such compensation, expenses, disbursements and advances or any other amounts due the Trustee under this Section 707 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in an Insolvency or Liquidation Proceeding or otherwise.

The obligations of the Company and the Subsidiary Guarantors under this Section 707 shall survive the satisfaction and discharge of the Indenture and the resignation or removal of the Trustee.

To secure the Company’s and the Subsidiary Guarantors’ payment obligations in this Section 707, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of the Indenture.

Section 708. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or, except as otherwise provided in Section 310(b) of the Trust Indenture Act, resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under the Base Indenture with respect to Securities of more than one series.

Section 709. Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Notes. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Notes shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 710. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711.

The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 711 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee (at the expense of the Company) may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

If at any time:

(1) the Trustee shall fail to comply with Section 708 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2) the Trustee shall cease to be eligible under Section 709 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Notes and shall comply with the applicable requirements of Section 711. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 711, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 711, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Notes in the manner provided in Section 206. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 711. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article. Notwithstanding replacement of the Trustee pursuant to this Section 711, the Company’s and the Subsidiary Guarantors’ obligations under Section 707 hereof shall continue for the benefit of the retiring Trustee.

Section 712. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 713. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company or any other obligor upon the Notes, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or any such other obligor.

Section 714. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 406, and Notes so authenticated shall be entitled to the benefits of the Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Supplemental Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 206 to all Holders of Notes with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 707.

If an appointment with respect to one or more series is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Trustee

By:

As Authenticating Agent

By:

Authorized Officer

ARTICLE EIGHT

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 801. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(1) semi-annually, not later than each Interest Payment Date for the Notes in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the preceding Regular Record Date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 802. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 801 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 801 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under the Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 803. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under the Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the SEC and with the Company. The Company will notify the Trustee when any Notes are listed on any stock exchange.

Section 804. Reports by Company.

(a) Whether or not the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, to the extent not prohibited by the Exchange Act, the Company will file with the SEC, and make available to the Trustee and the Holders of the Notes without cost to any Holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation within the time periods specified therein with respect to an accelerated filer. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders of the Notes without cost to any Holder as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein with respect to a non-accelerated filer. The Company shall also comply with the provisions of Trust Indenture Act Section 314(a).

(b) The Company may request the Trustee on behalf of the Company at the Company’s expense to mail the foregoing to Holders. In such case, the Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section.

(c) The availability of the foregoing materials on the SEC’s website or on the Company’s website shall be deemed to satisfy the foregoing delivery obligations.

(d) In the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the Company may satisfy its obligations under this Section 804 with respect to reports and other financial information relating to the Company by furnishing reports and other financial information relating to such parent company; provided that the same is accompanied by consolidating information, in the form of financial statement footnotes or otherwise, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

(e) Any and all Defaults or Events of Default arising from a Reporting Failure shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 804) upon furnishing or filing such information or report as contemplated by this Section 804 (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of Holders under Section 601 if the principal, premium, if any, and interest shall have been accelerated in accordance with the terms of the Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

(f) Delivery of reports, information and documents to the Trustee under this Section 804 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of their covenants described herein (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with the covenants described herein or to determine whether such reports, information or other documents are available on the SEC’s website or any other Person’s website.

ARTICLE NINE

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 901. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge with or into (whether or not the Company is the surviving Person), or sell, lease, transfer, convey or otherwise dispose of all or substantially all its assets in one or more related transactions to, any Person, unless:

(1) the resulting, surviving or transferee Person (for purposes of this Article Nine, a “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) if the Company is not the Successor Company, each Subsidiary Guarantor (unless it is the other party to such transaction, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes shall continue to be in effect; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture (if any) comply with the Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

For purposes of this Article Nine, the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of one or more Subsidiaries of the Company, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the disposition of all or substantially all of the assets of the Company.

Section 902. Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the assets of the Company in accordance with Section 901, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease of all or substantially all of its assets, the predecessor Person shall be relieved of all obligations under the Indenture and the Notes.

ARTICLE TEN

SUPPLEMENTAL INDENTURES

Section 1001. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, the Subsidiary Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(1) to cure any ambiguity, omission, defect, mistake or inconsistency;

(2) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company or any Subsidiary Guarantor under the Indenture and the Notes;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended);

(4) to add guarantors with respect to the Notes, including Subsidiary Guarantors, or evidence the release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with Section 1604;

(5) to secure the Notes or the Subsidiary Guarantees;

(6) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the Holders or surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

(7) to make any change that does not adversely affect the rights of any Holder; provided, however, that any change to conform the Indenture to the “Description of the Notes” in the final prospectus of the Company relating to the Initial Notes will not be deemed to adversely affect such legal rights;

(8) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

(9) to provide for the succession of a successor Trustee, provided that the successor Trustee is otherwise qualified and eligible to act as such under the Indenture.

The Trustee is hereby authorized to join with the Company and the Subsidiary Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder.

Any supplemental indenture authorized by the provisions of this Section 1001 may be executed by the Company, the Subsidiary Guarantors and the Trustee without the consent of the Holders, notwithstanding any of the provisions of Section 1002.

Section 1002. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, the Company, the Subsidiary Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;

(2) reduce the stated rate of or extend the stated time for payment of interest on any Note;

(3) reduce the principal of or extend the Stated Maturity of any Note;

(4) reduce the premium payable upon the redemption of any Note pursuant to Section 1203 or change the time at which any Note may be redeemed (except provisions relating to minimum required notice of optional redemption) pursuant to Section 1203;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any Holder to receive payment of the principal of, and premium, if any, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7) make any change in this Section 1002 or in Section 613;

(8) modify the Subsidiary Guarantees in any manner adverse to the Holders of the Notes; or

(9) make any change to or modify the ranking of the Notes that would adversely affect the Holders.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A consent to any amendment or waiver under the Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes, or a purchase of, or tender offer or exchange offer for, other Notes, will not be rendered invalid thereby.

After an amendment under this Section 1002 becomes effective, the Company shall send to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of the amendment.

Section 1003. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by the Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Section 1004. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 1005. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 1006. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such new Notes may be authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE ELEVEN

COVENANTS

Section 1101. Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of the Notes that it will duly and punctually pay the principal of and any premium and interest on the Notes in accordance with the terms of the Notes and the Indenture. Principal, premium, if any, and interest will be considered paid on the date due if a Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11 a.m., New York City time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company will pay interest (including post-petition interest in any proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law) on overdue principal and premium, if any, at the interest rate specified in the Notes to the extent lawful; and it will pay interest (including post-petition interest in any proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 1102. Maintenance of Office or Agency.

The Company will maintain, in the City and State of New York and in any other Place of Payment, an office or agency where Notes may be presented or surrendered for payment, and it will maintain an office or agency in the continental United States where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company hereby irrevocably designates as a Place of Payment for the Notes the City and State of New York, and initially appoints Wells Fargo Bank, National Association at its corporate trust office in the City of New York, which, at the date hereof, is located at 150 East 42nd Street, 40th Floor, New York, New York 10017, as the Company’s office or agency in such city where the Notes may be presented or surrendered for payment.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain in the City and State of New York, a Place of Payment for the Notes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1103.Money for Notes Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, before 11 a.m., New York City time, on each due date of the principal of or any premium or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to 11 a.m., New York City time, on each due date of the principal of or any premium or interest on the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company or any other obligor upon the Notes in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on the Notes and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that, if there are then outstanding any Notes not in global form, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City and State of New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1104. Annual Compliance Certificate; Statement by Officers as to Default.

(a) The Company and the Subsidiary Guarantors shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company ending after the Issue Date an Officers’ Certificate signed by the principal executive officer, the principal accounting officer or the principal financial officer of each of the Company and the Subsidiary Guarantors, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and the Subsidiary Guarantors has performed its obligations under the Indenture, and further stating whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall, so long as any Note is Outstanding, deliver to the Trustee within 30 days after the occurrence of a Default, written notice (which need not be an Officers’ Certificate) setting forth the details of such Default, and what action the Company is taking or proposing to take with respect thereto.

Section 1105. Existence.

Subject to Article Nine, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 1106. Payment of Taxes.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 1107. Purchase of Notes Upon a Change of Control.

If a Change of Control Triggering Event occurs, each Holder will have the right, except as provided in the fifth paragraph of this Section 1107, to require the Company to purchase all or any part (in a principal amount of $2,000 or equal to integral multiples of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Within 30 days following any Change of Control Triggering Event, unless the Company has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 1203 or another of the exceptions set forth in the fifth paragraph of this Section 1107 applies, the Company will send a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:

(1) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent) (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes in certificated form purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the paying agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Company is purchasing a portion of the Note of any Holder, the Holder will be issued a new Note equal in principal amount to the unpurchased portion of the Note surrendered, provided that the unpurchased portion of the Note must be equal to a minimum principal amount of $2,000 and an integral multiple of $1,000 in excess of $2,000; and

(8) the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer and not properly withdrawn;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes accepted for payment; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail or deliver to each Holder of Notes accepted for payment the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.

If the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable to Holders who tender pursuant to the Change of Control Offer.

The Company is not required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with this Section 1107 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not properly withdrawn under such Change of Control Offer, (2) notice of redemption of all of the Outstanding Notes has been given pursuant to Section 1205 unless and until there is a default in payment of the applicable Redemption Price or (3) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Outstanding Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Outstanding Notes properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.

A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon the occurrence of a Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 1107, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1107 by virtue of its compliance with such securities laws or regulations.

If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer or an Alternate Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 20 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all Notes that remain Outstanding following such purchase at a Redemption Price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). Any redemption pursuant to this paragraph shall be made in compliance with Article Twelve.

The Company’s obligation to make a Change of Control Offer pursuant to this Section 1107 may be waived or modified or terminated with the consent of the Holders of a majority in principal amount of the Notes then Outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), whether before or after the occurrence of such Change of Control Triggering Event.

Section 1108. Limitation on Liens.

The Company (1) will not, and will not permit any of its Restricted Subsidiaries to, create, incur or assume any Indebtedness secured by any Liens (other than Permitted Liens) upon any Principal Property of the Company or any Restricted Subsidiary and (2) will not, and will not permit any Subsidiary to, create, incur or assume any Indebtedness secured by any Liens (other than Permitted Liens) upon the Capital Stock of any Restricted Subsidiary, unless (as to each of clauses (1) and (2)) the Notes or the Subsidiary Guarantee (if any) of such Subsidiary, as applicable (together with, if the Company shall so determine, any other Indebtedness of the Company or such Subsidiary that is not subordinate in right of payment to the prior payment in full of the Notes) is equally and ratably secured for so long as such Indebtedness shall be so secured; provided that if such Indebtedness is expressly subordinated to the Notes or a Subsidiary Guarantee, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or such Subsidiary Guarantee. Notwithstanding the preceding provisions, the Company or any Subsidiary may create, incur or assume Indebtedness secured by Liens (other than Permitted Liens) if the aggregate principal amount of such Indebtedness and all other Indebtedness of the Company and any Subsidiary theretofore created, incurred or assumed pursuant to this exception in this Section 1108 and outstanding at such time does not exceed the greater of (i) $4 billion or (ii) 15% of the Adjusted Consolidated Net Tangible Assets of the Company.

Section 1109. Future Subsidiary Guarantors.

The Company will cause each Wholly-Owned Subsidiary of the Company (other than a Foreign Subsidiary) that is not already a Subsidiary Guarantor that Guarantees any Indebtedness of the Company under a Credit Facility to execute and deliver to the Trustee within 30 days a supplemental indenture (in substantially the form specified in Annex C to this Supplemental Indenture) pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, and premium, if any, and interest on, the Notes on a senior basis.

ARTICLE TWELVE

REDEMPTION OF NOTES

Section 1201. Applicability of Article.

The Notes shall be redeemable at the election of the Company in accordance with their terms and in accordance with this Article.

Section 1202. Election to Redeem; Notice to Trustee.

In case of any redemption of less than all Notes, the Company shall, at least five Business Days prior to giving a notice of redemption pursuant to Section 1205 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

Section 1203. Optional Redemption.

(a) On and after the Par Call Date, the Company may redeem all or, from time to time, a part of the Notes at a Redemption Price equal to 100.0% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes, if any, to the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b) In addition, the Notes may be redeemed, in whole or in part, at any time prior to the Par Call Date at the option of the Company, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes redeemed and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would have been due if the Notes matured on the Par Call Date (not including any portion of those payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming 360-day years, each consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 30 basis points, together with accrued and unpaid interest, if any, to, the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(c) The Notes may be redeemed, as a whole, following certain Change of Control Offers or Alternate Offers pursuant to Section 1107, at the Redemption Price and subject to the conditions set forth in such Section.

Section 1204. Selection by Trustee of Notes to Be Redeemed.

If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee, from the Outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis (or, in the case of Global Notes, Notes will be selected for redemption using the method prescribed by DTC), and which may provide for the selection for redemption of a portion of the principal amount of any Notes, provided that the unredeemed portion of the principal amount of any Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note.

For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 1205. Notice of Redemption.

Notice of redemption shall be mailed by first-class mail (or sent electronically, if DTC is the recipient), postage prepaid, at least 20 but not more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at its address appearing in the Security Register, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a Defeasance or Covenant Defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article Five.

All notices of redemption shall identify the Notes and state:

(1) the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(2) the Redemption Date;

(3) the Redemption Price, if then determined and otherwise the basis for its determination;

(4) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any such Notes, the principal amounts) of the particular Notes to be redeemed;

(5) that on the Redemption Date the Redemption Price will become due and payable upon each such Note be redeemed and that interest thereon will cease to accrue on and after said date;

(6) the place or places where each such Note is to be surrendered for payment of the Redemption Price;

(7) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(8) the CUSIP/ISIN numbers of the Notes;

(9) that no representation is made as to the correctness or accuracy of the CUSIP/ISIN numbers, if any, listed in such notice or printed on the Notes; and

(10) any conditions precedent for the redemption or notice of redemption.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company. At the Company’s request, the Trustee shall give the notice of redemption in the name and at the expense of the Company; provided that the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be given pursuant to this Section 1205 (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, and notice of any such redemption may be given prior to the completion or the occurrence of such conditions precedent. If a redemption is subject to any condition precedent, the notice of such redemption shall describe such condition and, if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date that the notice of redemption is sent)

as such condition is satisfied or waived, or such redemption may not occur and such notice may be rescinded should such condition not be satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed, or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company such condition will not be satisfied. The Company shall provide written notice of the satisfaction or waiver of such conditions, the delay of such Redemption Date or the rescission of such notice of redemption to the Trustee prior to the close of business one Business Day prior to the Redemption Date, and the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given. In addition, the Company may provide in such notice that payment of the Redemption Price and performance of its other obligations with respect to such redemption may be performed by another Person.

Section 1206. Deposit of Redemption Price.

Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1103) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

Section 1207. Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (unless any condition of such notice or redemption has not been satisfied), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Notes for redemption in accordance with said notice, such Notes shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 407.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 1208. Notes Redeemed in Part.

Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE THIRTEEN

[INTENTIONALLY DELETED]

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

Section 1401. Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 1402 or Section 1403 applied to the Notes, upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced in or pursuant to a Board Resolution delivered to the Trustee.

Section 1402. Defeasance and Discharge.

Upon the Company’s exercise of its option to have this Section applied to the Notes, the Company shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this Section on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all its other obligations under such Notes and the Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following, which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Notes when payments are due, (2) the Company’s obligations with respect to such Notes under Sections 404, 405, 406, 1102, 1103 and 1104(a) and its obligations under Section 314(a) of the Trust Indenture Act, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. If the Company exercises its defeasance option pursuant to this Section 1402, the Subsidiary Guarantees will terminate with respect to the Notes, and payment of the Notes may not be accelerated pursuant to Section 602 because of an Event of Default. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Notes notwithstanding the prior exercise of its option (if any) to have Section 1403 applied to such Notes.

Section 1403. Covenant Defeasance.

Upon the Company’s exercise of its option to have this Section applied to the Notes, (1) the Company shall be released from its obligations under Section 901(2) and (3) and Sections 1106 through 1109, inclusive, (2) the occurrence of any event specified in Sections 601(3) (with respect only to the obligations under Section 901(2) and (3)), 601(4), 601(5), 601(6), 601(7) (with respect only to Significant Subsidiaries) or (8) (with respect only to Significant Subsidiaries), 601(9) and 601(10) shall be deemed not to be or to result in an Event of Default, and (3) the Subsidiary Guarantees shall be automatically released, in each case with respect to such Notes as provided in this Section on and after the date the conditions set forth in

Section 1404 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of the Indenture and such Notes shall be unaffected thereby.

Section 1404. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1402 or Section 1403 to any Notes:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 709 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments and specifically dedicated solely to the benefit of the Holders of such Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized bank or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee if such deposit includes any U.S. Government Obligations, without consideration of any reinvestment of interest, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Notes on the Stated Maturities or Redemption Date, as applicable, in accordance with the terms of the Indenture and such Notes.

(2) In the event of an election to have Section 1402 apply to any Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Supplemental Indenture, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the event of an election to have Section 1403 apply to any Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that the Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit.

(5) No Default with respect to such Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 601(7) and (8), at any time on or prior to the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 121st day), other than a Default resulting from the borrowing of funds to be applied to such deposit.

(6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act.

(7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument (other than the Indenture) to which the Company is a party or by which it is bound.

(8) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause either the Trustee or the trust so created to be subject to the Investment Company Act.

(9) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 1405. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1103, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1406, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1404 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1404 with respect to any Notes which, in the opinion of a nationally recognized bank or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Notes.

Section 1406. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with this Article with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under the Indenture and such Notes from which the Company has been discharged or released pursuant to Section 1402 or 1403 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1405 with respect to such Notes in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.

ARTICLE FIFTEEN

[INTENTIONALLY DELETED]

ARTICLE SIXTEEN

SUBSIDIARY GUARANTEES

Section 1601. Unconditional Guarantee.

(a) For value received, each of the Subsidiary Guarantors hereby fully and unconditionally guarantees (the “Subsidiary Guarantee”) to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Company (collectively, the “Obligations”), when and as such principal, premium, if any, and interest shall become due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Notes and the Indenture, subject to the limitations set forth in Section 1603.

(b) Failing payment when due of any amount guaranteed pursuant to its Subsidiary Guarantee, for whatever reason, each of the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantee hereunder is intended to be a general, unsecured, senior obligation of each of the Subsidiary Guarantors and will rank pari passu in right of payment with all debt of such Subsidiary Guarantor that is not, by its terms, expressly subordinated in right of payment to the Subsidiary Guarantee. Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Notes, the Subsidiary Guarantee of any other Subsidiary Guarantor or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any other Subsidiary Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Notes, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 607, by the Holders, on the terms and conditions set forth in the Indenture, directly against such Subsidiary Guarantor to enforce its Subsidiary Guarantee without first proceeding against the Company or any other Subsidiary Guarantor.

(c) The obligations of each of the Subsidiary Guarantors under this Article shall be as aforesaid full and unconditional and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (A) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company or any of the other Subsidiary Guarantors contained in the Notes or the Indenture, (B) any impairment, modification, release or limitation of the liability of the Company, any of the other Subsidiary Guarantors or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable bankruptcy law, or other statute or from the decision of any court, (C) the assertion or exercise by the Company, any of the other Subsidiary Guarantors or the Trustee of any rights or remedies under the Notes or the Indenture or their delay in or failure to assert or exercise any such rights or remedies, (D) the assignment or the purported assignment of any property as security for the Notes, including all or any part of the rights of the Company or any of the other Subsidiary Guarantors under the Indenture, (E) the extension of the time for payment by the Company or any of the other Subsidiary Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Notes or the Indenture or of the time for performance by the Company or any of the other Subsidiary Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (F) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or any of the other Subsidiary Guarantors set forth in the Indenture, (G) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or any of the other Subsidiary Guarantors or any of their respective assets, or the disaffirmance of the Notes, the Subsidiary Guarantee or the Indenture in any such proceeding, (H) the release or discharge of the Company or any of the other Subsidiary Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (I) the unenforceability of the Notes or the Indenture or (J) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the Subsidiary Guarantees) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

(d) Each of the Subsidiary Guarantors hereby (A) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or any of the Subsidiary Guarantors, and all demands whatsoever, (B) acknowledges that any agreement, instrument or document evidencing its Subsidiary Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Subsidiary Guarantee without notice to it and (C) covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Subsidiary Guarantee. Each of the Subsidiary Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to its Subsidiary Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the Subsidiary Guarantors, the Subsidiary Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(e) Each of the Subsidiary Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Subsidiary Guarantor pursuant to the provisions of the Indenture, provided, however, that such Subsidiary Guarantor, shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Notes and the Subsidiary Guarantees shall have been paid in full or discharged.

Section 1602. Execution and Delivery of Notation of Subsidiary Guarantee.

To further evidence its Subsidiary Guarantee set forth in Section 1601, each of the Subsidiary Guarantors hereby agrees that a notation relating to such Subsidiary Guarantee, substantially in the form attached hereto as Annex B, shall be endorsed on each Note entitled to the benefits of the Subsidiary Guarantee authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an Officer of such Subsidiary Guarantor, or in the case of a Subsidiary Guarantor that is a limited partnership, an Officer of the general partner of each Subsidiary Guarantor. Each of the Subsidiary Guarantors hereby agrees that the Subsidiary Guarantee set forth in Section 1601 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation relating to its Subsidiary Guarantee. If any Officer of the Subsidiary Guarantor, or in the case of a Subsidiary Guarantor that is a limited partnership, any Officer of the general partner of the Subsidiary Guarantor, whose signature is on the Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, the Subsidiary Guarantee of such Note shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in the Indenture on behalf of the Subsidiary Guarantors.

Section 1603. Limitation on Subsidiary Guarantors’ Liability.

Each Subsidiary Guarantor and by its acceptance hereof each Holder of a Note entitled to the benefits of the Subsidiary Guarantee hereby confirm that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Federal or State law. To effectuate the foregoing intention, the Holders of a Note entitled to the benefits of the Subsidiary

Guarantees and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or State law.

Section 1604. Release of Subsidiary Guarantors from Guarantee.

(a) Notwithstanding any other provisions of the Indenture, the Subsidiary Guarantee of any Subsidiary Guarantor and all of its other obligations under the Indenture shall be released upon the terms and subject to the conditions set forth in this Section 1604. Any Subsidiary Guarantee incurred by a Subsidiary Guarantor pursuant to this Article, together with all of its other obligations under the Indenture, shall be unconditionally released and discharged automatically (i) upon (A) any sale, exchange or other disposition, whether by way of merger, consolidation or otherwise, to any Person that is not the Company or a Subsidiary, of a sufficient amount of the Capital Stock of such Subsidiary Guarantor so that it no longer qualified as a “Subsidiary,” (B) any sale, exchange or other disposition (other than a lease) of all or substantially all of the assets of such Subsidiary Guarantor to any Person that is not the Company or a Subsidiary, (C) the merger of such Subsidiary Guarantor into the Company or any other Subsidiary Guarantor or the liquidation and dissolution of such Subsidiary Guarantor or (D) in connection with any Covenant Defeasance, Legal Defeasance or satisfaction and discharge of the Notes as provided under Article Five or Article Fourteen of the Indenture or (ii) upon delivery of a written notice of such release or discharge by the Company to the Trustee, following the release or discharge of the Guarantee of such Subsidiary Guarantor of any Indebtedness of the Company under a Credit Facility, except a discharge or release by or as a result of payment under such Guarantee.

(b) The Trustee shall deliver an appropriate instrument evidencing any release of a Subsidiary Guarantor from its Subsidiary Guarantee and all of its other obligations under the Indenture upon receipt of a Company Request accompanied by an Officers’ Certificate and an Opinion of Counsel the Subsidiary Guarantor is entitled to such release in accordance with the provisions of the Indenture.

(c) Any Subsidiary Guarantor not released in accordance with the provisions of the Indenture will remain liable for the full amount of principal of (and premium, if any, on) and interest on the Notes as provided in this Article Sixteen, subject to the limitations of Section 1603.

Section 1605. Subsidiary Guarantor Contribution.

In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors hereby agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (if any) in a pro rata amount based on the net assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s Obligations with respect to the Notes or any other Subsidiary Guarantor’s obligations with respect to its Subsidiary Guarantee.

The Trustee hereby accepts the trusts in the Indenture upon the terms and conditions herein set forth.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

CONCHO RESOURCES INC.

By:	/s/ Brenda R. Schroer
	Name:	Brenda R. Schroer
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

COG HOLDINGS LLC
COG OPERATING LLC
COG PRODUCTION LLC
COG REALTY LLC
CONCHO OIL & GAS LLC
DELAWARE RIVER SWD LLC
QUAIL RANCH LLC
MONGOOSE MINERALS LLC
RSP PERMIAN, INC.
RSP PERMIAN, L.L.C.

By:	/s/ Brenda R. Schroer
	Name:	Brenda R. Schroer
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

COG ACREAGE LP

By:	COG PRODUCTION LLC
its General Partner

By:	/s/ Brenda R. Schroer
	Name:	Brenda R. Schroer
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

[Signature Page to Seventeenth Supplemental Indenture]

ANNEX A

CUSIP 20605P AM3

ISIN US20605PAM32

[Form of Face of Note]

[If a Global Note, insert the Global Note Legend.]

CONCHO RESOURCES INC.

2.400% Senior Notes due 2031

No.	$

Concho Resources Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________, or registered assigns, the principal sum of ____________ Dollars on February 15, 2031, [if this Note is a Global Note, insert – or such greater or lesser amount as may be indicated on the Schedule of Exchanges of Interests in the Global Note attached hereto,] and to pay interest thereon from August 24, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing February 15, 2021 at the rate of 2.400% per annum, until the principal hereof is paid or made available for payment, and to pay interest on any overdue principal hereof or installment of interest hereon at the same rate, to the extent lawful, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City and State of New York, [if this Note is a Global Note, insert – in immediately available funds] in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, unless this Note is a Global Note, at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually signed in the name of the Trustee referred to on the reverse hereof by an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its undersigned officer.

CONCHO RESOURCES INC.

By:

Trustee’s Certificate of Authentication

This is one of the 2.400% Senior Notes due 2031 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Trustee

By:
Authorized Signatory

Dated:

[Form of Reverse of Note]

This Note is one of a duly authorized series of senior notes of the Company (herein called the “Note”), issued under an Indenture, dated as of September 18, 2009 (the “Base Indenture”), as supplemented and amended by the Seventeenth Supplemental Indenture, dated as of August 24, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, herein called the “Indenture”), among the Company, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $500,000,000 but subject to re-opening as provided in the Supplemental Indenture.

The Notes are redeemable, in whole or in part, at the option of the Company at any time and from time to time prior to the Stated Maturity of the Notes, upon prior notice as provided in Section 1205 of the Indenture, at the Redemption Price set forth in Section 1203(a) or (b) of the Indenture, as applicable, plus accrued and unpaid interest on the Notes, if any, to the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

The Notes may also be redeemed, as a whole, at the option of the Company and upon prior notice as provided in Section 1205 of the Indenture, following certain Change of Control Offers, at the Redemption Price and subject to the conditions set forth in Section 1107 of the Indenture.

Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent.

In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note as well as certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

If an Event of Default with respect to the Notes shall occur and be continuing, the Notes may be declared (or shall automatically become) due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request (and such Holders shall not have waived such Event of Default), and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Security Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Notes, the Subsidiary Guarantees and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                                                  to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 1107 of the Indenture, check the box below:

☐     Section 1107

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1107 of the Indenture, state the principal amount you elect to have purchased:

$_______________

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:*____________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for other Notes have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

ANNEX B

NOTATION OF SUBSIDIARY GUARANTEE

Each of the Subsidiary Guarantors (which term includes any successor Person under the Indenture (as defined below)), has fully and unconditionally guaranteed, to the extent set forth in Article Sixteen of the Seventeenth Supplemental Indenture dated as of August 24, 2020, by and among Concho Resources Inc., as issuer, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Supplemental Indenture”) to the Indenture, dated as of September 18, 2009 among the Company, the Subsidiary Guarantors and the Trustee (the “Base Indenture” and as supplemented by the Supplemental Indenture, the “Indenture”), and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Company.

The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article Sixteen of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and the conditions upon which it may be released.

IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this notation to be duly executed.

[Name of Subsidiary Guarantor(s)]

By:
Name:
Title:

B-1

ANNEX C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY FUTURE SUBSIDIARY GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of __________________, 20_____, among [Name of Future Subsidiary Guarantor(s)] (the “New Subsidiary Guarantor”), a subsidiary of Concho Resources Inc., a Delaware corporation [or its permitted successor] (the “Company”), the existing Subsidiary Guarantors (as defined in the Indenture referred to herein), the Company and Wells Fargo Bank, National Association, as trustee under the Indenture referred to herein (the “Trustee”). The New Subsidiary Guarantor and the existing Subsidiary Guarantors are sometimes referred to collectively herein as the “Subsidiary Guarantors,” or individually as a “Subsidiary Guarantor.”

W I T N E S S E T H

WHEREAS, the Company and the existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of September 18, 2009, and a Seventeenth Supplemental Indenture (herein so called) dated as of August 24, 2020 relating to the 2.400% Senior Notes due 2031 (the “Securities”) of the Company;

WHEREAS, Section 1109 of the Seventeenth Supplemental Indenture obligates the Company to cause certain Subsidiaries to become Subsidiary Guarantors by executing a supplemental indenture as provided in such Section; and

WHEREAS, pursuant to Section 1001 of the Seventeenth Supplemental Indenture, the Company, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW THEREFORE, to comply with the provisions of the Seventeenth Supplemental Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the other Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Seventeenth Supplemental Indenture.

2. AGREEMENT TO GUARANTEE. The New Subsidiary Guarantor hereby agrees, jointly and severally, with all other Subsidiary Guarantors, to fully and unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in Article Sixteen of the Seventeenth Supplemental Indenture and subject to the provisions thereof. The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article Sixteen of the Seventeenth Supplemental Indenture and reference is hereby made to such Article for the precise terms of the Subsidiary Guarantees.

C-1

3. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ____________, 20__

[NEW SUBSIDIARY GUARANTOR]

By:
Name:
Title:

[OTHER SUBSIDIARY GUARANTORS]

By:
Name:
Title:

CONCHO RESOURCES INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

C-3